Exhibit 16.1

Deloitte & Touche LLP Suite 4500 1111 Bagby Street Houston, TX 77002-4196 USA

Tel: Fax:	1+713 982 2000 1+713 982 2001
www.deloitte.com

July 3, 2017

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Baker Hughes, a GE company, LLC’s Form 8-K dated July 3, 2017, and have the following comments:

1.	We agree with the statements made in section (a).

2.	We have no basis to agree or disagree with the statements made in sections (b) and (c).

Yours truly,